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                               September 2, 1997
                                                                     Exhibit 5.1

Pervasive Software Inc.
8834 Capital of Texas Highway, Suite 300
Austin, TX  78759

     Re:  Registration Statement on Form S-1
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Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-1 (File No. 333-32199) originally filed by Pervasive Software Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") on July 28, 1997, as thereafter amended or supplemented (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of up to 4,600,000 shares of the Company's Common Stock (the "Shares"). The Shares, which include an over-allotment option granted by certain stockholders of the Company to the Underwriters to purchase up to 600,000 additional shares of the Company's Common Stock, are to be sold to the Underwriters by the Company and certain stockholders of the Company as described in the Registration Statement for resale to the public. As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.

     It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares, when issued and sold in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally and validly issued, fully paid and non-assessable. The Shares being sold by the stockholders of the Company have been validly issued, are non-assessable and, to our knowledge, are fully paid. Our opinion with respect to the Shares being sold by the stockholders of the Company being fully paid is based solely upon your written representations to us with respect to the consideration received for such Shares.

     We consent to the use of this opinion as an exhibit to said Registration Statement, and further consent to the use of our name wherever appearing in said Registration Statement, including the prospectus constituting a part thereof, and in any amendment or supplement thereto.

                                    Very truly yours,

                                    /s/ Gunderson Dettmer Stough Villeneuve
                                    Franklin & Hachigian, LLP

                                    Gunderson Dettmer Stough
                                    Villeneuve Franklin & Hachigian, LLP